UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 30, 2014
Date of Report (Date of Earliest Event Reported)

AMES NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

IOWA	0-32637	42-1039071
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number) Identification No.)	(I.R.S. Employer Identification No.)

405 FIFTH STREET
AMES, IOWA 50010
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (515) 232-6251

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Shareholders

The Company’s annual meeting of shareholders was held on April 30, 2014.

Proposal 1.         The stockholders elected to the Company’s Board of Directors for a term of three years Betty A. Baudler Horras, Douglas C. Gustafson, DVM and Thomas H. Pohlman.  Directors whose term of office continued after the annual meeting consist of David W. Benson, Robert L. Cramer, Steven D. Forth, James R. Larson II, Warren R. Madden, John P. Nelson, Richard O. Parker and Larry A Raymon.

Proposal 2.        The stockholders also ratified the appointment of CliftonLarsonAllen LLP to continue as the Company’s independent registered public accounting firm for 2014.

Proposal 3.         The stockholders approved, on an advisory basis, the compensation of the Company’s named executives, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure in the Company’s proxy statement for the annual meeting.

There were 9,310,913 shares of common stock entitled to vote at the annual meeting.  The final voting results of each proposal are set forth below.

Proposal 1.         The voting results on the election of directors for a three year term were as follows:

	In Favor	Votes Withheld	Broker Non-Votes

Betty A. Baudler Horras	5,653,088	36,733	1,718,189
Douglas C. Gustafson DVM	5,604,048	85,773	1,718,189
Thomas H. Pohlman	5,652,588	37,233	1,718,189

Proposal 2.    The voting results on the ratification of the appointment of CliftonLarsonAllen LLP as the Company’s independent registered public accounting firm were as follows:

For	Against	Abstain

7,351,303	25,529	31,178

There were no broker non-votes on this proposal.

Proposal 3.      The voting results on the shareholder approval, on an advisory basis, of executive compensation were as follows:

For	Against	Abstain	Broker Non-Votes

5,118,221	216,139	355,460	1,718,190

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES NATIONAL CORPORATION

Date: May 2, 2014	By:	/s/ Thomas H. Pohlman
Thomas H. Pohlman, Chief Executive Officer and President